Exhibit 10.1

NINTH AMENDMENT

TO

RECEIVABLES PURCHASE AGREEMENT

THIS NINTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT, dated as of April 22, 2020 (this “Amendment”), to the Receivables Purchase Agreement, dated as of January 10, 2013, as amended by the First Amendment to Receivables Purchase Agreement, dated as of August 20, 2013, the Second Amendment to Receivables Purchase Agreement, dated as of December 13, 2013, the Third Amendment to Receivables Purchase Agreement, dated as of December 12, 2014, the Fourth Amendment to Receivables Purchase Agreement, dated as of December 11, 2015, the Fifth Amendment to Receivables Purchase Agreement, dated as of December 9, 2016, the Sixth Amendment to Receivables Purchase Agreement, dated as of December 8, 2017, the Seventh Amendment to Receivables Purchase Agreement, dated as of December 7, 2018 and the Eighth Amendment to Receivables Purchase Agreement, dated as of December 6, 2019 (as so amended, and as otherwise modified, supplemented, amended or amended and restated from time to time, the “Agreement”), each by and among TARGA RECEIVABLES LLC, as seller (the “Seller”), TARGA RESOURCES PARTNERS LP (“Targa”), as servicer (in such capacity, together with its successors and permitted assigns in such capacity and any successor servicer designated in accordance with the terms of the Agreement, the “Servicer”), the various CONDUIT PURCHASERS party thereto from time to time, the various COMMITTED PURCHASERS party thereto from time to time, the various PURCHASER AGENTS party thereto from time to time, the various LC Participants party thereto from time to time, and PNC BANK, NATIONAL ASSOCIATION, as administrator (in such capacity, together with its successors and assigns in such capacity, the “Administrator”) and as LC BANK, is by and among the parties listed above. Unless otherwise defined in this Amendment, capitalized terms shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, subject to the terms hereof, the parties to the Agreement wish to make certain amendments to the Agreement as provided herein.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and for good and sufficient consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1. Amendments to the Agreement.

1.1. Section 1.20 to the Agreement is hereby amended and restated in its entirety and as so amended shall read as follows:

Section 1.20 Successor LIBOR Market Index Rate.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if the Administrator determines that a Benchmark Transition Event or an

Early Opt-in Event has occurred, the Administrator and the Seller may amend this Agreement to replace the LIBOR Market Index Rate with a Benchmark Replacement; and any such amendment will become effective at 5:00 p.m. New York City time on the fifth (5th) Business Day after the Administrator has provided such proposed amendment to all Purchaser Agents and the Seller, so long as the Administrator has not received, by such time, written notice of objection to such amendment from Purchaser Agents comprising the Majority Purchaser Agents. Until the Benchmark Replacement is effective, the Discount for any outstanding Portion of Capital funded at the Alternate Rate determined by reference to the LIBOR Market Index Rate will continue to be funded at the Alternate Rate determined by reference to the LIBOR Market Index Rate; provided, however, during a Benchmark Unavailability Period (i) the Discount for any outstanding Portion of Capital then funded at the Alternate Rate determined by reference to the LIBOR Market Index Rate shall be automatically converted to the Alternate Rate determined by reference to the Base Rate at the expiration of the existing Yield Period (or sooner, if Administrator cannot continue to lawfully fund or maintain such Portion of Capital at the Alternate Rate based upon the LIBOR Market Index Rate), and (ii) the Seller may revoke (x) any Purchase Notice for a Purchase to be funded at the Alternate Rate determined by reference to the LIBOR Market Index Rate, (y) any request for the Discount for any outstanding Portion of Capital then funded at the Alternate Rate determined by reference to the Base Rate to be converted to the Alternate Rate determined by reference to the LIBOR Market Index Rate, and (z) any request for the Discount for any outstanding Portion of Capital then funded at the Alternate Rate determined by reference to the LIBOR Market Index Rate to be continued, if such Purchase Notice or request, as applicable, was issued or made prior to commencement of the Benchmark Unavailability Period.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrator will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c) Notices; Standards for Decisions and Determinations. The Administrator will promptly notify the Seller and the Purchasers of (i) any occurrence of a Benchmark Transition

Event or an Early Opt-in Event, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrator or the Purchasers pursuant to this Section 1.20 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 1.20.

1.2. The following defined terms appearing in Exhibit I to the Agreement are hereby amended and restated in their entirety and as so amended shall read as follows:

“Contra Deduction Amount” means, on any day, an amount equal to (A) $0 or (B) if a Level 2 Ratings Event (regardless, for the avoidance of doubt, of the occurrence and continuance of a DPO Event) has occurred and is continuing, the sum of all amounts determined as follows: for each Obligor, the aggregate amounts payable, if any, by the applicable Originator to such Obligor as of the last day of the most recently ended Fiscal Month other than (i) any such amounts payable subject to a Net-Out Agreement and (ii) any such amounts payable asserted by such Obligor as an offset to the Outstanding Balance of Eligible Receivables of such Obligor; provided, that if, at any time, the aggregate amounts payable by the applicable Originator to such Obligor equal or exceed the Unsupported Outstanding Balance of Eligible Receivables of such Obligor at such time, then the amount determined pursuant to this defined term for such Obligor shall be the greater of (x) $0 and (y) the Unsupported Outstanding Balance of Eligible Receivables of such Obligor at such time.

“Facility Termination Date” means the earliest to occur of: (a) April 21, 2021, (b) the Facility Termination Date declared by the Administrator, or deemed to occur, in accordance with Section 2.2 of this Agreement, (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(c) of this Agreement, (d) with respect to each Purchaser Group, the date that the Commitment of all of the Committed Purchasers in such Purchaser Group terminate pursuant to Section 1.22, and (e) the date specified by the Seller upon not less than ten days prior written notice to the Administrator.

“LIBOR Market Index Rate” means, for any day, the one-month rate per annum for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the applicable Purchaser Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes. Notwithstanding the foregoing, if the LIBOR Market Index Rate as determined herein would be less than one-half of one percent (0.50%), such rate shall be deemed to be one-half of one percent (0.50%) for purposes of this Agreement.

“Purchase Limit” means $250,000,000, as such amount may be reduced pursuant to Section 1.1(c) or in connection with any Exiting Purchaser pursuant to Section 1.22, or increased pursuant to Section 1.2(e) or (f). References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the sum of the then outstanding Aggregate Capital plus the LC Participation Amount.

1.3. Clause (g) of the defined term “Eligible Receivable” appearing in Exhibit I to the Agreement is hereby amended and restated in its entirety and as so amended shall read as follows:

(g) that (i) is not the subject of any asserted dispute, offset, hold back, defense, Adverse Claim or other claim except to the extent any of the foregoing would be included in the Contra Deduction Amount if a Level 2 Ratings Event has occurred and is continuing or (ii) is not, except in the case of a Pool Receivable originated by Targa Gas Marketing LLC or Targa Midstream Services LLC, a Net-Out Receivable;

1.4. Clause (iv) of the defined term “Excess Concentration Amount” appearing in Exhibit I to the Agreement is hereby amended and restated in its entirety and as so amended shall read as follows:

(iv) at any time other than during the occurrence and continuance of a Level 2 Ratings Event, the amount, if any, by which (x) the Top 15 Contra Deduction Amount exceeds (y) 25% of the aggregate Outstanding Balance of all Eligible Receivables; provided that if a Level 1 Ratings Event or DPO Event has occurred and is continuing, the percentage set forth in the foregoing clause (y) may be adjusted to such other percentage determined by the Majority Purchaser Agents in their sole discretion (which, for the avoidance of doubt, may be zero).

1.5. The following new defined terms are hereby added to Exhibit I to the Agreement in alphabetical order to read as follows:

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate that has been selected by the Administrator and the Seller giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBOR Market Index Rate for U.S. dollar-denominated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than one-half of one percent (0.50%), the Benchmark Replacement will be deemed to be one-half of one percent (0.50%) for purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBOR Market Index Rate with an alternate benchmark rate for each applicable Yield Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrator and the Seller (a) giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Market Index Rate with the applicable Benchmark Replacement (excluding such spread adjustment) by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for such replacement of the LIBOR Market Index Rate for U.S. dollar-denominated credit facilities at such time and (b) which may also reflect adjustments to account for (i) the effects of the transition from the LIBOR Market Index Rate to the Benchmark Replacement and (ii) yield- or risk-based differences between the LIBOR Market Index Rate and the Benchmark Replacement.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Rate,” the definition of “Yield Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrator decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrator in a manner substantially consistent with market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrator decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBOR Market Index Rate:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBOR Market Index Rate permanently or indefinitely ceases to provide the LIBOR Market Index Rate; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBOR Market Index Rate:

(1) a public statement or publication of information by or on behalf of the administrator of the LIBOR Market Index Rate announcing that such administrator has ceased or will cease to provide the LIBOR Market Index Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Market Index Rate;

(2) a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrator, the regulatory supervisor for the administrator of the LIBOR Market Index Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the

LIBOR Market Index Rate, a resolution authority with jurisdiction over the administrator for the LIBOR Market Index Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR Market Index Rate, which states that the administrator of the LIBOR Market Index Rate has ceased or will cease to provide the LIBOR Market Index Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Market Index Rate; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Market Index Rate or a Governmental Authority having jurisdiction over the Administrator announcing that the LIBOR Market Index Rate is no longer representative.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBOR Market Index Rate and solely to the extent that the LIBOR Market Index Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBOR Market Index Rate for all purposes hereunder in accordance with Section 1.20 and (y) ending at the time that a Benchmark Replacement has replaced the LIBOR Market Index Rate for all purposes hereunder pursuant to Section 1.20.

“DPO Event” means, as of any day, Days Payable Outstanding is greater than 18 days.

“Early Opt-in Event” means a determination by the Administrator that U.S. dollar-denominated credit facilities being executed at such time, or that include language similar to that contained in this Section 1.20, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBOR Market Index Rate.

“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York (“NYFRB”), as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Bank for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by PNC at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Seller.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

1.6. The defined terms “Federal Funds Rate” and “Weekly Report” appearing in Exhibit I to the Agreement are hereby deleted in their respective entireties.

1.7. Section 2(a) of Exhibit II to the Agreement is hereby amended and restated in its entirety to read as follows:

(a) the Servicer shall have delivered to the Administrator and each Purchaser Agent on or before such Purchase or issuance, as the case may be, in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent, the most recent Information Package required to be delivered by such date to reflect the level of the Aggregate Capital, the LC Participation Amount and Total Reserves and the calculation of the Purchased Interest after such Funded Purchase or issuance, as the case may be, and a completed Purchase Notice;

1.8. Section 1(a)(ii) of Exhibit IV to the Agreement is hereby amended and restated in its entirety to read as follows:

(ii) Information Packages and Daily Reports. As soon as available and in any event not later than two Business Days prior to each Settlement Date, an Information Package as of the last day of the most recently completed Fiscal Month. If a Termination Event has occurred and is continuing, on each Business Day, a Daily Report as of the immediately preceding Business Day.

1.9. Section 2(a)(iii) of Exhibit IV to the Agreement is hereby amended and restated in its entirety to read as follows:

(iii) Information Packages and Daily Reports. As soon as available and in any event not later than two Business Days prior to each Settlement Date, an Information Package as of the last day of the most recently completed Fiscal Month. If a Termination Event has occurred and is continuing, on each Business Day, a Daily Report as of the immediately preceding Business Day.

1.10. Clause (d) of the Termination Events set forth on Exhibit V to the Agreement is hereby amended and restated in its entirety to read as follows:

(d) the Seller or Targa shall fail to deliver any Information Package when due pursuant to this Agreement, and such failure shall remain unremedied for five Business Days;

1.11. The Agreement is hereby further amended by replacing each reference to the defined term “Federal Funds Rate” with the defined term “Overnight Bank Funding Rate”.

1.12. Annex A-2 to the Agreement is hereby amended and restated in its entirety to read as follows:

[RESERVED]

1.12 The Commitment amount set out on each Committed Purchaser’s signature to the Agreement is hereby deleted and replaced with the dollar amount set out on each Committed Purchaser’s signature page to this Amendment.

Section 2. Representations and Warranties of the Seller and Targa. (i) The Seller makes the representations and warranties contained in Sections 1 and 3 of Exhibit III to the Agreement, and (ii) Targa makes the representations and warranties in Section 2 of Exhibit III to the Agreement, in each case, as of the Effective Date (as defined below) (unless any such representation or warranty expressly indicates it is being made as of another specific date), both before and immediately after giving effect to this Amendment.

Section 3. Agreement in Full Force and Effect, as Amended. All of the terms and conditions of the Agreement shall remain in full force and effect, as amended by this Amendment. All references to the Agreement in the Agreement or any other document or instrument shall be deemed to mean the Agreement, as amended by this Amendment. This Amendment shall not constitute a novation of the Agreement but shall constitute an amendment with respect thereto. The parties hereto agree to be bound by the terms and obligations of the Agreement, as amended by this Amendment, as though the terms and obligations of the Agreement were set forth herein.

Section 4. Effectiveness. This Amendment shall become effective in accordance with its terms as of the date hereof (the “Effective Date”) upon receipt by the Administrator of:

(i) counterparts of this Amendment executed by the Seller, the Servicer, the Administrator, each Purchaser Agent, each LC Bank, each LC Participant and each Purchaser; and

(ii) a duly executed copy of the Seventh Amended and Restated Fee Letter dated as of the date hereof, together with payment of the fees required by the terms thereof to be paid on the date hereof.

Section 5. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts (including by way of facsimile or electronic transmission), each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

Section 6. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY HERETO).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

TARGA RECEIVABLES LLC, as Seller

By:	/s/ Chris McEwan
Chris McEwan
Vice President and Treasurer

[Signature Page to Ninth Amendment to

Targa Receivables LLC Receivables Purchase Agreement]

TARGA RESOURCES PARTNERS LP, as Servicer

By:	Targa Resources GP LLC, its general partner

By:	/s/ Chris McEwan
Chris McEwan
Vice President and Treasurer

[Signature Page to Ninth Amendment to

Targa Receivables LLC Receivables Purchase Agreement]

PNC BANK, NATIONAL ASSOCIATION, as Administrator

By:	/s/ Michael Brown
	Name:	Michael Brown
	Title:	Senior Vice President

[Signature Page to Ninth Amendment to

Targa Receivables LLC Receivables Purchase Agreement]

THE PURCHASER GROUPS:

PNC BANK, NATIONAL ASSOCIATION, as Purchaser Agent for the PNC Purchaser Group and as a Committed Purchaser

By:	/s/ Michael Brown
	Name:	Michael Brown
	Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as an LC Bank

Commitment: $156,250,000

By:	/s/ Michael Brown
	Name:	Michael Brown
	Title:	Senior Vice President

[Signature Page to Ninth Amendment to

Targa Receivables LLC Receivables Purchase Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Purchaser Agent for the Wells Fargo Purchaser Group and as a Committed Purchaser

By:	/s/ Dale Abernathy
	Name:	Dale Abernathy
	Title:	Director

Commitment: $93,750,000

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an LC Participant

By:	/s/ Dale Abernathy
	Name:	Dale Abernathy
	Title:	Director

[Signature Page to Ninth Amendment to

Targa Receivables LLC Receivables Purchase Agreement]